Exhibit 10.1

FORBEARANCE AND AMENDMENT AGREEMENT

This Forbearance and Amendment Agreement (this “Agreement”), dated as of May 20, 2019 (the “Effective Date”), is entered into by and among NYM Holding, Inc., a Delaware corporation (the “Borrower”), iFresh, Inc., a Delaware corporation (“iFresh”), New York Mart 8 Ave., Inc., a New York corporation (“NYM8”), New York Mart East Broadway Inc., a New York corporation (“NYM E. Broadway”), New York Supermarket East Broadway Inc., a New York corporation (“NYS E. Broadway”), New York Mart Group Inc., a New York corporation (“NYMG”), Ming’s Supermarket, Inc., a Massachusetts corporation (“Ming’s”), New York Mart Mott St., Inc., a New York corporation (“Mott”), New York Mart Roosevelt, Inc., a New York corporation (“Roosevelt”), New York Mart Sunrise, Inc., a Florida corporation (“Sunrise”), Zen Mkt Quincy, Inc., a Massachusetts corporation (“Zen”), Strong America Limited, a New York corporation (“Strong America”), iFresh E. Colonial Inc., a Florida corporation (“E Colonial”), iFresh Glen Cove Inc., a New York corporation (“Glen Cove”), iFresh Bellaire, Inc., a Texas corporation (“Bellaire”), New York Mart Ave U 2nd Inc., a New York corporation (“Ave U”), New York Mart CT, Inc., a Connecticut corporation (“CT”), New York Mart N. Miami Inc., a Florida corporation (“Miami”), NYM Milford, LLC, a Connecticut limited liability company (“NYM Milford”), and Long Deng, an adult individual (“Mr. Deng” and collectively with iFresh, NYM8, NYM E. Broadway, NYS E. Broadway, NYMG, Ming’s, Mott, Roosevelt, Sunrise, Zen, Strong America, E Colonial, Glen Cove, Bellaire, Ave U, CT, Miami, and NYM Milford, the “Guarantors”), and KeyBank National Association, a national banking association (the “Lender”). The Borrower and the Guarantors are sometimes referred to herein as collectively, the “Loan Parties” and individually, each a “Loan Party.”

BACKGROUND

A. The Borrower and the Lender are parties to that certain Credit Agreement, dated as of December 23, 2016, as amended by that certain Waiver and First Amendment to Credit Agreement dated February 16, 2017, that certain Waiver and Second Amendment to Credit Agreement dated March 21, 2017, that certain Third Amendment to Credit Agreement dated April 20, 2017, that certain Fourth Amendment to Credit Agreement dated May 19, 2017, that certain Fifth Amendment to Credit Agreement dated July 13, 2017, and that certain Waiver and Sixth Amendment to Credit Agreement dated April 5, 2018 (as so amended, the “Credit Agreement”), pursuant to which the Lender made available to the Borrower a revolving credit facility, a term loan facility, and other credit accommodations. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

B. NYM8, NYM E. Broadway, NYS E. Broadway, NYMG, Ming’s, Mott, Roosevelt, Sunrise, Zen, and Strong America executed that certain Guaranty Agreement, dated as of December 26, 2016, in favor of the Lender (as amended, the “Guaranty”), pursuant to which each such Guarantor agreed to jointly and severally unconditionally guaranty the prompt payment and performance of the Obligations of the Borrower.

C. Pursuant to that certain Joinder Agreement, dated February 27, 2017, executed by iFresh in favor of the Lender, iFresh became a party to the Guaranty (the “iFresh Joinder”).

D. Pursuant to that certain Joinder Agreement, dated July 13, 2017, executed by E Colonial in favor of the Lender, E Colonial became a party to the Guaranty.

E. Pursuant to that certain Joinder Agreement, dated July 13, 2017, executed by Glen Cove in favor of the Lender, Glen Cove became a party to the Guaranty.

F. Pursuant to that certain Joinder Agreement, dated October 4, 2017, executed by Ave U, CT, and Miami in favor of the Lender, Ave U, CT, and Miami became a parties to the Guaranty.

G. Pursuant to that certain Joinder Agreement, dated May 3, 2018, executed by Bellaire in favor of the Lender, Bellaire became a party to the Guaranty.

H. Events of Default have occurred and are continuing under the Credit Agreement and other Loan Documents by reason of the Borrower’s failure to maintain (a) a Senior Funded Debt to EBITDA of not greater than 3.00 to 1.00 for the quarters ending March 31, 2018, June 30, 2018, September 30, 2018, December 31, 2018, and March 31, 2019, and (b) a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00 for the quarters ending September 30, 2018, December 31, 2018, and March 31, 2019 (collectively, the “Financial Covenant Events of Default”).

I. By letter dated February 7, 2019, the Lender notified the Borrower and the existing Guarantors of the occurrence and the continuance of the Financial Covenant Events of Default existing at such time.

J. Additional Events of Default have occurred and are continuing under the Credit Agreement and other Loan Documents by reason of Mr. Deng no longer indirectly beneficially owning and controlling more than 51% of the equity interests in the Borrower by reason of the purchase by HK Xu Ding Co. Limited, a Hong Kong limited liability company, of an aggregate of 51% of the total issued and outstanding shares of iFresh from Mr. Deng (the “Change in Control Event of Default”).

K. By letter dated February 14, 2019, the Lender notified the Borrower and the existing Guarantors of the occurrence and the continuance of the Change in Control Event of Default.

L. An additional Event of Default has occurred and is continuing under the Credit Agreement and other Loan Documents by reason of Voice Road Plaza, LLC obtaining a judgment against NYMG and/or iFresh in the amount of $207,974.78 (the “Voice Road Judgment”) and, in connection therewith, issuing execution against the Borrower’s deposit account maintained with the Lender (the “Judgment Event of Default” and collectively with the Financial Covenant Events of Default and the Change in Control Event of Default, the “Specified Events of Default”).

M. The Loan Parties have requested that the Lender forbear from exercising its rights and remedies under the Loan Documents, at law, and in equity based on the Specified Events of Default for a limited period of time.

N. Pursuant to Section 6.9(e) of the Credit Agreement, iFresh may not create or acquire any direct Subsidiary without the prior written consent of the Lender. The Loan Parties have requested that the Lender provide its prior written consent to iFresh creating or acquiring Xiaotai International Investment, Inc., a Cayman islands company (the “New Subsidiary”) as a new direct Subsidiary.

O. Pursuant to, among other things, Section 6.9(d) of the Credit Agreement, iFresh may not sell or otherwise dispose of any equity interests of the Borrower without the prior written consent of the Lender. The Loan Parties have requested that the Lender provide its prior written consent to iFresh selling all of the equity interests of the Borrower (the “NYM Stock”) to Go Fresh 365, Inc., a Florida corporation (the “New HoldCo”) (such sale, the “NYM Stock Sale”) and, in connection with the NYM Stock Sale, (i) permit the proceeds of such sale to be received and retained by iFresh free and clear of any Lien of the Lender on or in such proceeds and (ii) remove iFresh as a party to the Guaranty and each other Loan Document to which iFresh is a party, including, without limitation, the iFresh Joinder (together, the “iFresh Request”).

P. The Lender is willing to agree to the foregoing requests of the Loan Parties under the terms of, and subject to the conditions set forth in, this Agreement.

Accordingly, the Loan Parties and the Lender, each intending to be legally bound hereby, agree as follows:

Section 1 - ACKNOWLEDGMENTS AND REAFFIRMATIONS

1.1 Acknowledgments. To induce the Lender to enter into this Agreement, the Loan Parties acknowledge and agree that: (a) the Loan Documents are legal, valid, and binding obligations of, and enforceable in accordance with their respective terms against, the Loan Parties who are a party thereto; (b) the Liens on and security interests in the Collateral in favor of the Lender are valid, legal, binding, and properly perfected and are reaffirmed and ratified in all respects, and nothing contained herein is intended to alter the priority of, or terminate any, Lien on or security interest in any Collateral in favor of the Lender; (c) the Specified Events of Default have occurred, have not been and cannot be cured, are continuing, and are material in nature; (d) to the extent that any of the Loan Documents require notification to the Loan Parties or any other person of the existence of the Specified Events of Default or an opportunity to cure the Specified Events of Default, such notice or period for cure were properly given or are hereby waived by the Loan Parties; (e) by reason of the occurrence and continuance of the Specified Events of Default, the Lender is presently entitled to exercise any and all of its rights and remedies under the Loan Documents, at law, and in equity; (f) the Loan Parties do not have any rights of offset, defenses, claims, or counterclaims under any Loan Document, at law, or in equity with respect to any of the Loans or any other Obligations of the Loan Parties under the Loan Documents, all of which are valid and outstanding Obligations of the Loan Parties; (g) nothing contained herein extinguishes, discharges, or releases any of the Obligations or any Loan Document or constitutes an accord, satisfaction, novation, or substitution of any of the Obligations or any Loan Document; (h) the Loan Parties have been represented (or had the opportunity to be represented) by the legal counsel of the Loan Parties’ choice, understand and are fully aware of the terms and conditions contained in this Agreement, and have voluntarily, without coercion or duress of any kind, entered into this Agreement; and (i) the Background section of this Agreement is true and correct in all respects and is hereby incorporated into the text of this Agreement.

1.2 Acknowledgment of Obligations. The Loan Parties acknowledge and agree that, as of May 2, 2019, the following amounts are outstanding under the Loan Documents (in addition to accrued and unpaid costs, expenses, attorney’s fees and costs, and all other amounts owed to, chargeable by, or otherwise recoverable by the Lender under the Loan Documents):

	Principal Amounts	Accrued Interest	Late Charges
Revolving Loans	$4,950,000.00	$1,299.38	$0.00
Effective Date Term Loan	$12,185,526.56	$2,516.06	$0.00
Delayed Draw Term Loan	$4,411,648.62	$1,158.05	$793.16

1.3 Acknowledgment of Legal Fees. The Loan Parties acknowledge and agree that, as of May 15, 2019, reimbursable attorney’s fees and costs are outstanding under the Loan Documents in the aggregate amount of $78,775.55.

1.4 Collateral. The Loan Parties ratify, reaffirm, and confirm all of the Obligations and agree that the Liens on and security interests in the Collateral granted to the Lender under the Loan Documents shall continue in full force and effect as security for all Obligations.

Section 2 - FORBEARANCE

2.1 Forbearance by the Lender. Without waiving the Specified Events of Default or the Lender’s rights and remedies under the Loan Documents, at law, or in equity relating thereto, and subject to the terms and conditions set forth herein, the Lender hereby agrees to forbear in the exercise of its rights and remedies under the Loan Documents, at law, and in equity based on the Specified Events of Default until the earlier to occur of (the “Termination Date”): (a) 5:00 p.m. prevailing Eastern Time on August 18, 2019; and (b) a Forbearance Event of Default (as defined hereinafter) under this Agreement. On the Termination Date, the agreement of the Lender to forbear from exercising its rights and remedies under the Loan Documents, at law, and in equity based on the Specified Events of Default will automatically and immediately terminate without presentment, demand, protest, or notice of any kind to the Loan Parties, all of which are hereby waived by the Loan Parties. The Loan Parties acknowledge that the Lender has not made any assurances concerning any possibility of an extension or waiver of the Termination Date. The period beginning on the Effective Date and ending on the Termination Date is referred to herein as the “Forbearance Period.”

2.2 Subordination Rights and Remedies. Notwithstanding Section 2.1, this Agreement does not, and shall not be deemed to, restrict, impair, or otherwise affect the Lender’s ability to enforce and exercise against any person any subordination rights and remedies in favor of the Lender available under any agreements, instruments, or documents, at law, or in equity or the Lender’s ability to amend or otherwise modify such rights and remedies.

2.3 Availability of Loans. Notwithstanding Section 2.1, during the Forbearance Period, the Lender shall be under no obligation to make any additional Advance or other Loan, issue or amend any Letter of Credit, or otherwise extend additional credit to, or for the benefit of, the Loan Parties pursuant to the Loan Documents.

2.4 Limited Consent to New Subsidiary. The Lender hereby provides its limited consent to iFresh creating or acquiring the New Subsidiary as a new direct Subsidiary. The limited consent provided for herein (a) is specifically limited to Section 6.9(e) of the Credit Agreement, (b) is a one-time accommodation, and (c) does not, and will not be construed or deemed to, (i) excuse any Loan Party’s future performance of Section 6.9(e) of the Credit Agreement or any other terms or conditions of the Credit Agreement or other Loan Documents; (ii) operate as a waiver of, or a consent to a modification or alteration of, any terms or conditions of the Credit Agreement or other Loan Documents; (iii) obligate or commit the Lender to agree to any additional consents under the Loan Agreement or other Loan Documents; or (iv) evidence of any course of dealing by the Lender.

2.5 Conditional Limited Consent to NYM Stock Sale.

a. The Lender hereby provides its limited consent to iFresh consummating the sale of the NYM Stock to the New HoldCo, provided that all of the following conditions have been satisfied prior to the consummation of the NYM Stock Sale: (i) the Lender shall have received drafts of the final documentation giving effect to the NYM Stock Sale (the “Transaction Documents”) and a copy of the valuation of the NYM Stock prepared by Benchmark (the “Valuation”); (ii) the Transaction Documents shall be in form and substance reasonably acceptable to the Lender, and the purchase price set forth in the Transaction Documents shall be consistent with the Valuation; (iii) the Lender shall have received a duly executed guaranty from the New HoldCo in favor of the Lender, pursuant to which the New HoldCo shall agree to unconditionally guaranty the prompt payment and performance of the Obligations, which guaranty shall be in form and substance reasonably acceptable to the Lender; (iv) the Lender shall have received a duly executed security agreement and pledge agreement from the New HoldCo in favor of the Lender, pursuant to which the New HoldCo will grant the Lender a first priority Lien on and security interest in all of its assets, including, without limitation, the NYM Stock, to secure all of the Obligations, which security agreement and pledge agreement shall be in form and substance reasonably acceptable to the Lender; (v) Mr. Deng shall own and control at least 51% of the equity interests in the New HoldCo; (vi) the Lender shall have received all documentation and other information required to be obtained by the Lender with respect to the New HoldCo by Governmental Authorities under applicable Anti-Terrorism Laws and by the Lender under its “know your customer” rules, regulations, and policies, including, without limitation, a Beneficial Ownership Certificate and evidence that the New HoldCo is duly organized and validly existing, and is in good standing, under the laws of its formation state; (vii) the Lender shall have received evidence that all insurance required under the Credit Agreement and the other Loan Documents has been obtained and is in full force and effect with respect to the New HoldCo; (viii) the Lender shall have received Lien, judgment, pending litigation, tax Lien, and entity status searches confirming that the New HoldCo may grant a first priority Lien on and security interest in all of its assets to the Lender as contemplated in clause (iv) above; and (ix) no Forbearance Event of Default shall have occurred and be continuing.

b. Upon satisfaction of all of the foregoing conditions, simultaneously with the consummation of the NYM Stock Sale, (i) the Lender shall execute and deliver agreements, instruments, and documents, in form and substance reasonably acceptable to the Lender, giving effect to the iFresh Request; and (ii) all references in the Loan Documents to iFresh shall be deemed to refer to the New HoldCo and not iFresh.

c. The conditional limited consent provided for herein (i) is specifically limited to its express terms, (ii) is a one-time accommodation, and (iii) does not, and will not be construed or deemed to, (1) excuse any Loan Party’s future performance of any terms or conditions of the Credit Agreement or other Loan Documents; (2) operate as a waiver of, or a consent to a modification or alteration of, any terms or conditions of the Credit Agreement or other Loan Documents; (3) obligate or commit the Lender to agree to any additional consents under the Loan Agreement or other Loan Documents; or (4) evidence of any course of dealing by the Lender.

d. As used in this Section 2.5, the following capitalized terms have the meanings set forth below:

i.	“Anti-Terrorism Laws” means any statute, treaty, law (including common law), ordinance, regulation, rule, order, opinion, release, injunction, writ, decree or award of any Governmental Authority relating to terrorism or money laundering, including Executive Order No. 13224 and the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

ii.	“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association or such other form satisfactory to the Lender in its sole discretion.

iii.	“Beneficial Ownership Regulation” means the regulation set forth at 31 C.F.R. § 1010.230 or any successor thereto.

iv.	“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same may be in effect from time to time.

Section 3 - RELEASE

3.1 Release by the Loan Parties. Each Loan Party, on behalf of itself, its predecessors, successors, assigns, heirs, executors, trustees, administrators, agents, and other legal representatives, and any Person claiming by or through such Loan Party (collectively, the “Releasors”), hereby unconditionally remises, releases, waives, satisfies, acquits, and forever discharges the Lender and its present, former, and future parents, predecessors, successors, assigns, assignees, affiliates, subsidiaries, divisions, departments, subdivisions, owners, partners, principals, trustees, creditors, shareholders, joint ventures, co-venturers, officers and directors (whether acting in such capacity or individually), attorneys, vendors, accountants, nominees, agents (alleged, apparent, or actual), representatives, employees, managers, administrators, loan servicers, asset managers, each Person acting or purporting to act for them or on their behalf, and the successors and assigns of any such Persons, as releasees (collectively, the “Releasees”), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, mechanics’ liens, judgments, claims, counterclaims, crossclaims, defenses, costs, losses, demands, and/or liabilities whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, if any, which any of Releasors ever had, may have, or now have against any of the Releasees, for or by reason of any cause, matter, or thing whatsoever, arising from the beginning of time to the Effective Date (collectively, “Claims”), including, without limitation, any and all Claims that in any way arise out of, are connected to, are related to, or are in any manner incidental to the dealings or relationships between the Releasors and Releasees related to the Loan Documents, the transactions contemplated thereby, or any actions or omissions in connection therewith. The foregoing release will be construed in the broadest sense possible.

The Loan Parties warrant and represent that they are the sole and lawful owners of all right, title, and interest in and to every Claim being released hereby and they have not assigned, pledged, hypothecated, or otherwise divested or encumbered all or any part of any Claim being released hereby. The Loan Parties hereby agree to indemnify, defend, and hold harmless any and all of the Releasees from and against any Claims asserted against any Releasee based on, or arising in connection with, any such prior assignment or transfer, whether actual or purported. The Loan Parties hereby absolutely, unconditionally, and irrevocably agree never to commence, prosecute, cause to be commenced or prosecuted, voluntarily aid in any way, or foment any suit, action, or other proceeding (at law, in equity, in any regulatory proceeding, or otherwise) or otherwise seek any recovery against any of the Releasees based on any of the Claims being released hereby. The Loan Parties hereby specifically warrant, represent, acknowledge, and agree that: (a) none of the provisions of this general release shall be construed as or constitute an admission of any liability on the part of any Releasee; (b) the provisions of this general release shall constitute an absolute bar to any Claim of any kind, whether any such Claim is based on contract, tort, warranty, mistake, or any other theory, whether legal, statutory, or equitable; and (c) any attempt to assert a Claim barred by the provisions of this general release shall subject each Loan Party to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous, or baseless claims or causes of action, and each Loan Party hereby agrees to pay, in addition to such other damages as any Releasee may recover as a result of any such attempt, all attorneys’ fees and costs incurred by any Releasee as a result of any such attempt.

Section 4 - FORBEARANCE COVENANTS

4.1 Payment of Obligations. The Loan Parties shall make all payments due under the Loan Documents (a) as and when due and payable, (b) in the full amounts and at the interest rates required under the Loan Documents; and (c) in immediately available funds. For the avoidance of doubt, all interest that has accrued at the Default Rate, which was imposed effective as of March 1, 2019, through the Effective Date, and remains unpaid as of the Effective Date, shall be paid in immediately available funds as and when due and payable under the Loan Documents.

4.2 Interest Rate During Forbearance Period. Effective as of the Effective Date, interest shall accrue on the Loans at the Stated Rate (and not the Default Rate); provided, however, that upon the occurrence of a Forbearance Event of Default, the Default Rate shall be deemed to retroactively apply effective as of the Effective Date.

4.3 Engagement of Chief Restructuring Officer. At their sole cost and expense, the Loan Parties (excluding Mr. Deng) have retained and engaged, and shall continue to retain and engage, a chief restructuring officer acceptable to the Lender pursuant to a retention agreement in form and substance acceptable to the Lender (the “CRO”). For purposes of the Forbearance Period, Bert Weil or Marjorie E. Kaufman of Getzler Henrich & Associates is a CRO acceptable to the Lender, and the Loan Parties’ (excluding Mr. Deng) existing retention agreement with Getzler Henrich & Associates is in form and substance acceptable to the Lender. The Loan Parties shall comply with all of the terms of the CRO’s retention agreement and shall fully cooperate with the CRO in the performance of its duties and responsibilities under its retention agreement. Without limiting the generality of the foregoing sentence, the Loan Parties shall permit the CRO to (a) have unfettered access to the books and records of, and unconditionally inspect any of the property, locations, or operations of, the Loan Parties and (b) in the course thereof, make copies or abstracts of such books and records and discuss the affairs, finances, books and records, and valuation of the Loan Parties with their accountants, directors, officers, employees, and other representatives. The Loan Parties acknowledge and agree that (x) the CRO has been, and will continue to be, retained and engaged by the Loan Parties and not the Lender and has not been, and will not be, an agent of the Lender; and (y) the Lender shall not be responsible or otherwise liable for any actions or inactions taken by the Loan Parties resulting from their engagement of the CRO. The Loan Parties hereby authorize any of the Lender’s officers or other representatives to communicate directly with the CRO to discuss the Loan Parties’ affairs, finances, condition, and compliance with the terms of this Agreement and other Loan Documents and shall cause the CRO to cooperate with such Persons in all such communications and respond to all reasonable requests of such Persons for information regarding the Loan Parties.

4.4 Repayment Transaction.

a. The Loan Parties shall, and shall cause the CRO to, immediately and diligently pursue, and use commercially reasonable efforts to consummate, a refinance, sale, and/or capital contribution transaction(s) on such terms and conditions, and with proceeds in sufficient amount(s), that will enable the repayment in full of the outstanding Obligations in immediately available funds (a “Repayment Transaction”). The Loan Parties shall authorize and permit the CRO to oversee and supervise the process by which the Loan Parties pursue and consummate a Repayment Transaction.

b. As reasonably requested by the Lender, the Loan Parties, together with the CRO, will provide telephonic updates to the Lender regarding the status of a Repayment Transaction. The Loan Parties shall keep the Lender reasonably informed of the occurrence and substance of any negotiations among the Loan Parties and any Person regarding any Repayment Transaction and shall promptly deliver a copy to the Lender of any term sheet, commitment, letter of intent, offer, or other written expression of interest (a “Preliminary Transaction Document”) sent or received by the Loan Parties to or from any Person regarding any Repayment Transaction.

c. On or prior to the 89th day following the Effective Date, the Loan Parties shall deliver to the Lender a copy of a final, definitive, and executed Preliminary Transaction Document(s) evidencing a binding commitment for one or more transactions that, collectively, would constitute a Repayment Transaction, which Preliminary Transaction Document(s) shall be in form and substance reasonably satisfactory to the Lender.

4.5 Reporting Requirements.

a. The Borrower shall deliver or cause to be delivered to the Lender as soon as available and in any event within thirty (30) days after the end of each calendar month, internally prepared consolidated or consolidating balance sheets (as applicable) and related consolidated or consolidating statements of income (as applicable), on a month-to-date and year-to-date basis, for the portion of the Fiscal Year ending as of the end of such prior calendar month, which financial statements shall be prepared by the Borrower’s management in consultation with the CRO, reviewed and approved by the CRO, and accompanied by (i) a certificate of a Certifying Officer that such financial statements have been prepared in accordance with GAAP and are correct subject only to normal year end audit adjustments and the absence of footnotes and (ii) a certificate of a Certifying Officer that such officer has caused the provisions of the Credit Agreement and other Loan Documents to be reviewed and has no knowledge of any Default, other than the Specified Events of Default, or if such Certifying Officer has such knowledge, specifying such additional Default and the nature thereof and what action the Loan Parties have taken, are taking, or propose to take with respect thereto.

b. On or before 5:00 p.m. prevailing Eastern Time on Thursday, June 6, 2019 and on every Thursday of every other calendar week thereafter, the Borrower shall deliver, or shall cause to be delivered, to the Lender a rolling thirteen-week cash flow projection in form reasonably acceptable to the Lender, which reports actual cash flows versus projection, and projects on a weekly basis cash revenue, receipts, expenses, and disbursements, of the Loan Parties (excluding Mr. Deng) (all of the foregoing documentation and information, collectively, the “Cash Flow Projection”). Each Cash Flow Projection shall be shall be prepared by the Borrower’s management in consultation with the CRO, reviewed and approved by the CRO, and certified by of a Certifying Officer. If requested by the Lender, the Loan Parties, together with the CRO, shall have a telephone conference call with the Lender, during which the Loan Parties and the CRO shall provide to the Lender a detailed oral report comparing actual weekly cash receipts and expenditures to the Cash Flow Projection for the preceding week, explaining any percentage variance of actual weekly cash receipts and expenditures from those set forth on the Cash Flow Projection, and providing such other details and information as may be reasonably requested by the Lender.

4.6 Costs, Expenses, and Attorneys’ Fees. The Loan Parties shall pay, in immediately available funds, all outstanding costs and expenses, including, without limitation, attorneys’ fees and costs, of the Lender related to this Agreement and the other Loan Documents, which costs and expenses shall be due and payable on the earlier of the Termination Date and the repayment in full of the Obligations.

4.7 Flood Insurance. On or before June 29, 2019, the Loan Parties shall deliver to the Lender evidence of flood insurance for the Milford Property (as hereinafter defined) satisfactory to the Lender.

4.8 Voice Road Judgment. On or before July 19, 2019, the Loan Parties shall deliver to the Lender evidence of a resolution of the Voice Road Judgment in a manner satisfactory to the Lender.

Section 5- AMENDMENTS TO GUARANTY

5.1 Section 2.1 of the Guaranty is hereby amended by deleting the phrase “it being agreed by Guarantor that his obligations under this Guaranty shall not be discharged until the latest to occur of (i) the Termination Date, (ii) the Maturity Date and (iii) the Delayed Draw Maturity Date” where it appears in that Section and inserting in its place the phrase “until the indefeasible payment in full of the Guaranteed Obligations other than contingent indemnification obligations as to which no claim has been asserted) and termination of the Lender’s commitment to make any Loans or issue any Letters of Credit under the Credit Agreement.”

5.2 Section 6.7 of the Guaranty is hereby amended and restated in its entirety as follows: “6.7 Termination. Subject to Section 2.7 hereof, this Guaranty is a continuing guaranty and shall remain in full force and effect until the indefeasible payment in full of the Guaranteed Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and termination of the Lender’s commitment to make any Loans or issue any Letters of Credit under the Credit Agreement. Upon the indefeasible payment in full of the Guaranteed Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and termination of the Lender’s commitment to make any Loans or issue any Letters of Credit under the Credit Agreement, the Lender shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.”

Section 6 - REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and as partial consideration for the terms and conditions contained herein, the Loan Parties represent and warrant to the Lender that as of the Effective Date:

6.1 Organization and Authority. Each Loan Party (excluding Mr. Deng) is duly organized, validly existing, and in good standing under the laws of the state of its organization and has the right, power and authority and has taken all necessary corporate or other organizational action to duly authorize the execution, delivery, and performance of this Agreement and any Loan Document executed in connection herewith.

6.2 Other Consents. No authority, permit, consent, waiver, approval, or other authorization of or other action by, notice to, or filing, registration or declaration of or with any Governmental Authority or other Person is required in connection with the execution, delivery, and performance of or compliance with this Agreement.

6.3 No Conflict. The execution and delivery of this Agreement will not conflict with, or result in a breach of, (a) the terms, conditions, or provisions of the organizational documents of any Loan Party (excluding Mr. Deng); (b) any applicable law; or (c) any material agreement, instrument, order, writ, judgment, injunction, or decree to which a Loan Party is a party or by which it is bound or to which it is subject, or will result in the creation or enforcement of any Lien whatsoever upon any property, whether now owned or hereafter acquired, of a Loan Party.

6.4 Valid and Binding Agreement. Each Loan Party has duly entered into this Agreement, and this Agreement is a legal, valid, and binding obligation of and enforceable in accordance with its terms against each Loan Party.

6.5 Compliance with Laws. Each Loan Party is in material compliance with, and its respective properties, business operations, and leaseholds are in material compliance with, all laws applicable to such Loan Party, its properties, and the conduct of its businesses.

6.6 No Untrue or Misleading Statements. Neither this Agreement nor any document, certificate, or statement furnished or to be furnished by on or behalf of any Loan Party to Lender in connection with this Agreement or any other Loan Document contains or at the time of delivery will contain any untrue statement of a material fact. There is no fact known to a Loan Party which with the giving of notice, the passage of time, or both would be reasonably expected to have a Material Adverse Effect on the Loan Parties.

6.7 No Default. Except for the Specified Events of Defaults, no Default or Event of Default exists or has occurred and is continuing under the Credit Agreement or any other Loan Documents, and except for the Specified Events of Default, no violation or event exists which, with the passage of time or the giving or notice or both, would constitute a Default or Event of Default under the Credit Agreement or any other Loan Documents.

6.8 Liens. The Loan Parties have title to all of their property and assets, real and personal, that constitute Collateral. None of the Collateral is subject to any Lien, security interest, encumbrance, or other claim of any nature, other than Liens and security interests in favor of the Lender or expressly permitted under the Loan Documents.

6.9 Other Representations and Warranties. The representations and warranties of the Loan Parties contained in the Loan Documents (a) which are subject to a materiality qualifier, are true and correct in all respects and (b) which are not subject to a materiality qualifier, are true and correct in all material respects; in each case, as of the Effective Date, as though made on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to (i) an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all respects as of the date when made or (ii) the existence of the Specified Events of Default.

Section 7 - CONDITIONS PRECEDENT

The effectiveness of this Agreement and the Lender’s obligations hereunder are conditioned on the satisfaction by the Loan Parties of the following conditions precedent:

7.1 Delivery of Documents. The Loan Parties shall have delivered or cause to be delivered to the Lender the following, all satisfactory to the Lender in form and substance and if requiring signature, then duly executed by all parties thereto:

a. this Agreement;

b. a limited guaranty from Mr. Deng in favor of the Lender, pursuant to which Mr. Deng shall agree to unconditionally guaranty the prompt payment and performance of the Obligations, provided that Mr. Deng’s total liability under such limited guaranty shall not exceed $2,000,000.00;

c. a guaranty from NYM Milford in favor of the Lender, pursuant to which NYM Milford shall agree to unconditionally guaranty the prompt payment and performance of the Obligations;

d. a junior mortgage executed by NYM Milford in favor of the Lender securing all Obligations against the real property of NYM Milford commonly known as 804 Boston Post Road, Milford, New Haven County, Connecticut 06460 (the “Milford Property”), together with a “Notice to Borrower in Special Flood Hazard Area NFIP Participating Community” on the Lender’s form; and

e. all other agreements, instruments, or documents or other things reasonably requested by the Lender to effectuate the substance and intent of this Agreement.

7.2 Payment of Forbearance Fee. The Loan Parties shall have paid, in immediately available funds, a non-refundable forbearance fee of $60,000.00 which forbearance fee shall be deemed fully earned by the Lender on the Effective Date.

Section 8 - FORBEARANCE EVENTS OF DEFAULT

Each of the following constitutes an immediate default and event of default (a “Forbearance Event of Default”) under this Agreement and, notwithstanding anything contained in any Loan Document, including, without limitation, any provision therein requiring the Lender to provide the Loan Parties or any other Person with prior notice or an opportunity to cure, an immediate Default and Event of Default under each Loan Document:

8.1 Payment. Failure of the Loan Parties to pay any amounts as and when due and payable under this Agreement or any other Loan Document.

8.2 Covenants. Failure of any Loan Party to observe any term, condition, or covenant set forth in this Agreement or any Loan Document, except for the Specified Events of Default.

8.3 Representations and Warranties. Any representation or warranty made by any Loan Party in this Agreement, any other Loan Document, or any document, certificate or statement furnished or to be furnished from, by, or on behalf of any Loan Party to the Lender in connection with this Agreement or any other Loan Document is false or misleading in any respect as of the date made.

8.4 Agreements Invalid. The validity, binding nature of, or enforceability of any term or provision of this Agreement is disputed by, on behalf of, or in the right or name of any Loan Party or any material term or provision of this Agreement is found or declared to be invalid, avoidable, or unenforceable by any court of competent jurisdiction.

8.5 Material Adverse Effect. An event occurs, or a circumstance or condition exists, which has a Material Adverse Effect on the Loan Parties.

8.6 Other Defaults. An Event of Default (other than the Specified Events of Default) under the Credit Agreement or any other Loan Document occurs and is continuing.

Section 9 - REMEDIES

9.1 Remedies. On the Termination Date, the Lender will have, and may exercise, any and all of its rights and remedies set forth herein or in any Loan Document, at law, or in equity.

9.2 Waiver. In accordance with Section 9-624 of the Uniform Commercial Code, the Loan Parties hereby waive the right to (a) [reserved]; (b) require disposition of collateral under Section 9-620(e) of the Uniform Commercial Code; and (c) redeem collateral under Section 9-623 of the Uniform Commercial Code.

9.3 No Contest. Conditioned only on the occurrence of the Termination Date, the Lender will be entitled to, and the Loan Parties hereby consent to, the appointment of a state or federal court receiver with respect to any or all of the Loan Parties (excluding Mr. Deng) and/or any or all of the Collateral with notice to the Loan Parties, and the Loan Parties shall not oppose or otherwise interfere with such a receiver or the Lender’s ability to obtain the appointment of such a receiver.

Section 10 - MISCELLANEOUS

10.1 Ratification and Confirmation. Each Loan Party hereby ratifies and confirms that, except as expressly modified and superseded hereby, all of the terms of the Loan Documents, including, without limitation, all confirmations, acknowledgments, releases, waivers, consents, indemnifications, and jury trial waivers contained in all such documents, remain in full force and effect and, as modified and superseded hereby, are reaffirmed and continue to be legal, valid, and binding Obligations of the Loan Parties and enforceable in accordance with their respective terms.

10.2 Effect of Agreement; Reservation of Rights. This Agreement is not (a) a waiver of or consent to a modification of any term of any Loan Document, except as expressly set forth herein, and (b) except as expressly set forth herein, does not prejudice any right or rights which the Lender now has or may have in the future under or in connection with any Loan Document, at law, or in equity. The Lender hereby reserves and preserves, and each Loan Party hereby acknowledges and agrees that the Lender has not waived, the Lender’s rights and remedies under the Loan Documents, at law, and in equity with respect to the Specified Events of Default, any Forbearance Event of Default, or any other matters.

10.3 References to Loan Documents. On and after the Effective Date, all references to the Loan Documents will be deemed to be references to the Loan Documents as amended or otherwise modified by this Agreement.

10.4 Conflict. In the event and to the extent of any conflict between the terms of this Agreement and the terms of any Loan Document, the terms of this Agreement with respect thereto will govern.

10.5 Survival of Representations and Warranties. All representations and warranties contained in this Agreement and any other Loan Document will survive the execution of this Agreement and are material and have been or will be relied on by the Lender, and no investigation made by the Lender, any Loan Party or any other Person on the behalf of any of them affects the representations and warranties or the right of the Lender to rely on them. No implied representations or warranties are created or arise as a result of this Agreement. For purposes of this section, all statements in any certificate or other writing required by this Agreement or any other Loan Document to be delivered to the Lender by or on behalf of any Loan Party are deemed to be representations and warranties contained in this Agreement.

10.6 No Waiver. No failure or delay on the part of the Lender in the exercise of any right, power, privilege, or remedy will operate as a waiver thereof, nor will any single or partial exercise of any right, power, privilege, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy.

10.7 Notices. All notices, demands, and other communications required or permitted to be given under this Agreement must be given in accordance with the notice provisions of the Credit Agreement.

10.8 Headings. The headings and underscoring of articles, sections, and clauses have been included herein for convenience only and are not to be considered in interpreting this Agreement.

10.9 Integration and Entire Agreement. This Agreement is specifically limited to the matters expressly set forth herein. This Agreement constitutes the sole, final, and entire agreement of the parties with respect to the subject matter hereof, supersedes any and all prior oral and written communications with respect to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to any Loan Document.

10.10 Amendment and Waiver. No amendment of this Agreement and no waiver, discharge, or termination of any one or more of the terms or conditions hereof, will be effective unless set forth in writing and signed by the Loan Parties and the Lender.

10.11 Successors and Assigns. This Agreement (a) is binding on the Loan Parties, the Lender, and their respective nominees, successors, and assigns, and (b) inures to the benefit of the Loan Parties, the Lender, and their respective nominees, successors, and permitted assigns. Notwithstanding the foregoing, the Loan Parties shall not assign their rights hereunder or any interest herein without obtaining the prior written consent of the Lender, and any assignment or attempted assignment by the Loan Parties without the Lender’s prior written consent will be void and of no effect with respect to the Lender.

10.12 Severability of Provisions. Any provision of this Agreement that is held to be illegal, inoperative, unenforceable, void, or invalid in any jurisdiction will, as to that jurisdiction, be ineffective to the extent illegal, inoperative, unenforceable, void, or invalid without affecting the remaining provisions in that jurisdiction or the legality, operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

10.13 Third-Party Beneficiaries. No term of this Agreement is intended to benefit any Person other than the Loan Parties and the Lender, nor will any term be enforceable by any other Person, provided, however, that each and every one of the Releasees shall be deemed to be intended third-party beneficiaries of this Agreement.

10.14 Indemnification.

a. If, after receipt of any transfer with respect to or payment of all or any part of the Obligations, the Lender is compelled to surrender such transfer or payment to any Person for any reason (including, without limitation, a determination that such transfer or payment is void or voidable as a preference or fraudulent conveyance or transfer, an impermissible setoff, or a diversion of trust funds), then (i) each such transfer or payment will be deemed never to have occurred, and the outstanding Obligations will be adjusted accordingly; (ii) this Agreement and the other Loan Documents will continue in full force and effect; and (iii) the Loan Parties will be liable for and shall indemnify, defend, and hold harmless the Lender with respect to the full amount so surrendered.

b. The provisions of this Section will survive the termination of this Agreement and will be and remain effective notwithstanding the payment to the Lender of any or all of the Obligations, the cancellation of any Loan Document, the release of any Lien or security interest securing the Obligations, or any other action which the Lender may have taken in reliance on the receipt of such payment. Any cancellation of any of the Loan Documents or other such action will be deemed to have been conditioned on any payment of any or all of the Obligations having become final and irrevocable.

10.15 Costs, Expenses, and Attorneys’ Fees. The Loan Parties shall, in immediately available funds, pay on demand (or reimburse the Lender, as the Lender may elect, for) all expenses which the Lender have incurred or may incur hereafter in connection with this Agreement, and all matters related hereto or thereto, including all reasonable attorneys’ fees and costs. The Loan Parties’ reimbursement Obligations under this section will survive any termination of this Agreement or any other Loan Document.

10.16 Further Assurances. On the request of the Lender and at the sole expense of the Loan Parties, the Loan Parties hereby agree to promptly and duly execute and deliver or have recorded such further agreements, instruments, or documents and take such further actions as the Lender may reasonably request to effectuate the terms and conditions and purposes of this Agreement.

10.17 Governing Law; Forum; Waiver of Jury Trial. THE TERMS AND PROVISIONS OF SECTIONS 11.8 and 11.9 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AGREEMENT AS IF FULLY SET FORTH HEREIN.

10.18 Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same agreement, and this Agreement will be binding on all of the parties hereto, even though such parties do not sign the same signature page. Signatures transmitted electronically or by telecopy will be deemed original signatures.

10.19 Course of Dealing. Acceptance of or acquiescence by the Lender in a course of performance or course of dealing rendered or taken under or with respect to this Agreement or any other Loan Document will not be relevant in any respect to determine the Obligations or meaning of this Agreement or any other Loan Document, even though the Lender had knowledge of the nature of the performance and opportunity for objection.

10.20 Construction. This Agreement has been entered into by parties who are experienced in sophisticated and complex matters similar to the transactions contemplated hereby and are being entered into by the parties in reliance upon the economic and legal bargains contained herein and in the Loan Documents and shall be interpreted and construed in a fair and impartial manner, without regard to such factors as the party that prepared the instrument, the relative bargaining powers of the parties, or the domicile of any party, but shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties to this Agreement.

[signature pages follow]

The undersigned have caused this Forbearance and Amendment Agreement to be executed on the date of this Agreement by their duly authorized officers.

Borrower:

NYM HOLDING, INC.
By:	/s/ Long Deng
Name:	Long Deng
Title:	Chief Executive Officer

Guarantors:

IFRESH, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chief Executive Officer

NEW YORK MART 8 AVE, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK MART EAST BROADWAY INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK SUPERMARKET EAST BROADWAY INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK MART GROUP INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

MING’S SUPERMARKET, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK MART MOTT ST., INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK MART ROOSEVELT, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK MART SUNRISE, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

ZEN MKT QUINCY, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

STRONG AMERICA LIMITED

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

iFRESH E COLONIAL INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

iFRESH GLEN COVE INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

IFRESH BELLAIRE, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK MART AVE U 2ND INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK MART CT, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NEW YORK MART N. MIAMI INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

NYM MILFORD, LLC

By:	/s/ Long Deng
Name:	Long Deng
Title:	Member

LONG DENG, individually

Lender:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Robert G. Krupka
Name:	Robert G. Krupka
Title:	Vice President